Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

ADIRA ENERGY LTD.		449907-7

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	[ ]	a)	en vertu de l’article 13 de la Loi canadienne sur les société par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	[ ]	b)	en vertu de l’article 27 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	[ ]	c)	en vertu de l’article 179 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	[ ]	d)	en vertu de l’article 191 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
December 17, 2009 / le 17 décembre 2009
	Richard G. Shaw			Date of Amendment – Date de modification
Director - Directeur

		ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
Industry Canada	Industrie Canada	REPORT	ÉLECTRONIQUE

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type – Mode de traitement: E-Commerce/Commerce-É
1 -- Name of the Corporation – Dénomination de la société	2 -- Corporation No. – No de la société

AMG Oil Ltd.	449907-7

3 -- The articles of the above-named corporation are amended as follows:

       Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1.    The corporation changes its name to: ADIRA ENERGY LTD.

2.    The Registered Office of the Corporation is situated in the Province of Ontario.

3.    Section 4 of the Articles of the Corporation with respect to the classes and the maximum number of shares that the Corporation is authorized to issue is hereby amended by increasing the authorized capital from 100,000,000 common shares to an unlimited number of common shares.

Date	Name – Nom	Signature	4 – Capacity of – en qualité
2009-12-17	ALAN FRIEDMAN		DIRECTOR